EXHIBIT 4.3

                               WARRANT CERTIFICATE

THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT, AND ARE SUBJECT TO CERTAIN OTHER TRANSFER RESTRICTIONS SET FORTH IN THE HOLDBACK AGREEMENT ANNEXED HERETO.


                   Number of Shares of Common Stock: 3,572

                          COMMON STOCK PURCHASE WARRANT

                           To Purchase Common Stock of

                             World Diagnostics, Inc.


            THIS  IS  TO  CERTIFY  THAT   ___________________________,   or  its
permitted and registered assigns, is entitled, at any time from the Funding Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from WORLD DIAGNOSTICS, INC., a Delaware corporation (the "Company"), three thousand five hundred seventy two (3,572) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price equal to $7.00 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.          DEFINITIONS

            As used in this Common Stock Purchase Warrant (this "Warrant"), the following terms have the respective meanings set forth below:

            "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Funding Date, other than Warrant Shares and Exchange Shares.

            "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $0.001, of the Company as constituted on the Funding Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

            "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

            "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Exchange  Commencement  Date"  shall have the  meaning set forth in
Section 2.2.

            "Exchange Shares" shall have the meaning set forth in Section 2.2.

            "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

            "Expiration Date" shall mean the date that is three (3) years from the date of this Warrant.

            "Funding Date" shall mean the date and time of the closing of the sale of the Common Stock and the Warrants under the Subscription Agreement.

            "Holder" shall mean the Person in whose name the Warrant or Warrant Shares set forth herein is registered on the books of the Company maintained for such purpose.

            "Holdback Agreement" shall mean that certain Holdback Agreement, dated as of the date hereof, by and between the Company and the Holder, as it may be amended from time to time, with respect to restrictions on the Transfer of Common Stock and Exchange Shares, the form of which is annexed hereto as Exhibit D.

            "Market Price" means the average closing ask price of a share of the Common Stock during the sixty (60) day period prior to the Exchange Commencement Date (as defined in Section 3.1) as reported by the NASDAQ Stock Market, Inc., National Market System ("NMS"). If such security is not listed or admitted to trading on the NMS, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing ask price of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NASD member firm selected from time to time by the Board of Directors of the Company for that purpose, or a price determined in good faith by the Board of Directors of the Company as being equal to the fair market value thereof, as the case may be.

            "Other Property" shall have the meaning set forth in Section 4.4.

            "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government
(whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Registration Statement" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale by the holders of, all of the Registrable Securities under the Securities Act, including the prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such prospectus, and all exhibits and other material incorporated by reference in such registration statement and prospectus.

            "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise or exchange of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(b) or Section 9.1(c).

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Subscription Agreement" shall mean the Subscription Agreement, dated the date hereof, by and between the Company and the Holder, as it may be amended from time to time.

            "Transfer" shall mean any disposition of any Common Stock, Warrant, Warrant Shares or Exchange Shares, or of any interest in any thereof, which would constitute a sale thereof within the meaning of the Securities Act.

            "Transfer Notice" shall have the meaning set forth in Section 9.2.

            "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

            "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

            "Warrant Shares" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof .

2.          EXERCISE OF WARRANT; EXCHANGE OF WARRANT

2.1 Manner of Exercise of Warrant. From and after the Funding Date (the "Warrant Period Commencement Date") and until 5:00 P.M., New York City time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, in increments of 1,000 shares of Common Stock purchasable hereunder.

            In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 15271 NW 60th Avenue, Miami Lakes, Florida 33014, or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 3.1 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant and the Holdback Agreement.

2.2 Manner of Exchange of Warrant. From and after the date which is ninety (90) days following Funding Date (the "Exchange Period Commencement Date") and until 5:00 P.M., New York City time, on the Expiration Date, Holder may, on any Business Day, exchange this Warrant for shares of Common Stock (the "Exchange Shares") equal to the number of Warrants granted hereunder, provide, however, that the Holder may not exercise its right to exchange this Warrant for Common Stock if (i) on the Exchange Period Commencement Date the Market Price per share of Common Stock is greater than or equal to $20.00, and (ii) the average daily trading volume for the shares of the Common Stock during any thirty consecutive trading day period prior to the Exchange Period Commencement Date is greater than thirty five thousand (35,000).

            Upon the exchange of this Warrant pursuant to this Section 2.2, the Common Stock issued to the Holder pursuant to the Subscription Agreement and the Exchange Shares issued pursuant to this Section 2.2 shall, in addition to the restrictions under the Securities Act and set forth herein and in the Subscription Agreement, be subject to the to the Transfer restrictions set forth in the Holdback Agreement.

            In order to exercise your right to exchange this Warrant for Common Stock, Holder shall deliver to the Company at its principal office at 15271 NW 60th Avenue, Miami Lakes, Florida 33014, or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exchange this Warrant and receive the Exchange Shares, and (ii) this Warrant. Such notice shall be substantially in the form of the notice form appearing at the end of this Warrant as Exhibit B, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i) and (ii) above, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder, a certificate or certificates representing the aggregate number of Exchange Shares issuable upon such exchange, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exchanged and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 3.1 prior to the issuance of such shares have been paid for. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant and the Registration Rights Agreement.

2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise or exchange of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the Initial Funding Date.

2.4 Continued Validity. A holder of shares of Common Stock issued upon the exercise or exchange of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise or exchange of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.

3.          TRANSFER, DIVISION AND COMBINATION

3.1 Transfer.  Subject to compliance with the Subscription Agreement and Section
3.1 and Section 9 herein, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the permitted assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised or exchange by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

3.2 Division and Combination. Subject to Section 3.1 and 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.          ADJUSTMENTS

      The number of shares of Common Stock for which this Warrant is exercisable or exchangeable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

(b) subdivide its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its Outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable or exchangeable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable or exchangeable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable or exchangeable immediately prior to the adjustment divided by
(B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

4.2 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a)         cash,

(b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.1.

4.3 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable or exchangeable and the Current Warrant Price provided for in this Section 4:

(a) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)         Fractional Interests.  In computing adjustments under this
      Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

(c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and reasonably acceptable to the Holder.

4.4 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant within ten (10) business days following the Company's notice of such event, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In the case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

4.5 Other Action Affecting Common Stock. If at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

4.6 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.          NOTICES TO HOLDER

5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or exchangeable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable or exchangeable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this warrant is exercisable or exchangeable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

5.2         Notice of Corporate Action.  If at any time

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least ten 10 Business Days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

6.          NO IMPAIRMENT

      (a) The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise or exchange of this Warrant above the amount payable therefor upon such exercise or exchange immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise or exchange of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

      (b) Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.          RESERVATION AND AUTHORIZATION OF COMMON STOCK

      (a) From and after the Funding Date, the Company shall at all times reserve and keep available for issue upon the exercise or exchange of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise or exchange in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise or exchange of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

      (b) Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise or exchange of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

      (c) Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or exchangeable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8.          TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

      In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.          RESTRICTIONS ON TRANSFERABILITY

      The Warrants, the Warrant Shares and the Exchange Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9 and the Holdback Agreement, which conditions are, among other things, intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Shares. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9 and the Holdback Agreement.

(a) Restrictive Legend. In addition to the Transfer restriction set forth herein and in the Holdback Agreement, the Holder by accepting this Warrant and any Warrant Shares and Exchange Shares agrees that unless registered under the Securities Act, this Warrant, the Warrant Shares and the Exchange Shares may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder reasonably satisfactory to the Company and its counsel that such securities may be sold pursuant to an exemption from registration under the Securities Act, or (ii) a Registration Statement relating to such securities has been filed by the Company and declared effective by the Commission.

(b) Each certificate for Warrant Shares shall bear a legend as follows:

                  "These   securities  have  not  been   registered   under  the
            Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and such laws. These securities may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act or such other laws."

(c) Each certificate for Exchange Shares and, upon exchange, shares of Common Stock acquired pursuant to the Subscription Agreement, shall bear a legend as follows:

                  "These   securities  have  not  been   registered   under  the
            Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and such laws. These securities may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act or such other laws.

                  This certificate is subject to, and is transferable  only upon compliance with, the provisions of a Holdback Agreement dated as of ____________, 2000, by and between the Company and the Holder of this certificate. Any direct or indirect transfer or other disposition or encumbrance of the shares represented by this certificate in violation of the Holdback Agreement shall be invalid. A copy of the above-referenced Holdback Agreement is in file at the offices of the Company."

(d) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS  COMMON  STOCK  PURCHASE   WARRANT  AND  THE  SECURITIES
            REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT AND ARE SUBJECT TO CERTAIN OTHER TRANSFER RESTRICTIONS SET FORTH IN THE HOLDBACK AGREEMENT ANNEXED HERETO."

9.2 Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Warrants, Warrant Shares, Exchange Shares or any shares of Restricted Common Stock, the Holder shall give ten (10) Business Days, prior written notice (a "Transfer Notice") to the Company and its counsel of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain (i) in the case of a Transfer of this Warrant or Exchange Shares, the prior written consent of the Company, which may be given in the sole discretion of the Company, and (ii) in the case of a Transfer of any Warrants Shares or Restricted Common Stock, from counsel to Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrant, Warrant Shares or Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five (5) Business Days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, in the case a Transfer of any Warrants, whether the Company has consented thereto, and if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice, the Warrant and the Holdback Agreement. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legends set forth in Section 9.1(b) and (c), as applicable, and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in
Section 9.1(d), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

9.3 Termination of  Restrictions.  Notwithstanding  the foregoing  provisions of
Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Shares, the Exchange Shares and any Restricted Common Stock and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Shares, Exchange Shares or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it and its counsel that such shares may be transferred without registration thereof under the Securities Act, and (iii) when such Warrants, Warrant Shares, Exchange Shares and any Restricted Common Stock no longer contains any Transfer restrictions pursuant to this Warrant, the Subscription Agreement and the Holdback Agreement. Whenever the restrictions imposed by
Section 9 shall terminate as to a this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

            "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON , AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 9.1(b) and
Section 9.1(c), as the case may be.

9.4 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise or exchange of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period or Exchange Period.

10.         SUPPLYING INFORMATION

      The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.         LOSS OR MUTILATION

      Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.         OFFICE OF THE COMPANY

      As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.         LIMITATION OF LIABILITY

      No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.         MISCELLANEOUS

14.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14.2 Notice Generally. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be sent by facsimile with a copy delivered personally or sent by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, as follows:

(1)         if to the Company, to:

WORLD DIAGNOSTICS, INC.
15271 NW 60th Avenue,
Miami Lakes, Florida 33014
Attention:  Ken Peters
Telephone:  (305) 827-3304
Facsimile:  (305) 827-3304

With a copy to:

Herrick, Feinstein LLP
2 Park Avenue,
New York, New York 10016
Attention:  Craig R. Parker, Esq.
Telephone:  (212) 592-1400
Facsimile:  (212) 592-1500

(2)       if to the Holder, to:

--------------------------
-----------------------
--------------------------
Attention:
Telephone: _________________
Facsimile:  _________________

The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

14.3 Indemnification. (a) The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrant holder of the Company.

             (a) The Holder agrees to indemnify and hold harmless the Company from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Company in any manner relating to or arising out of any failure by the Holder to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Holder will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the Company's gross negligence, bad faith or willful misconduct.

14.4 Remedies. The Company and Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company and Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

14.5 Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to
Section 9 hereof, holders of Warrant Shares and Exchange Shares, and shall be enforceable by any such Holder or holder of such Shares.

14.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

14.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

14.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

14.9

          Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:    ____________, 2000

THE COMPANY:
-----------

WORLD DIAGNOSTICS, INC.


By:

[SEAL]

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]


            The  undersigned   registered  owner  of  this  Warrant  irrevocably
exercises this warrant for the purchase of Shares of Common Stock of World Diagnostics, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)



(Signature of Registered Owner)



(Street Address)



(City)                             (State)      (Zip Code)

      NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                             NOTICE OF EXCHANGE FORM


                [To be executed only upon exchange of Warrant]


                              The undersigned registered owner of this
Warrant irrevocably exercises its right to exchange _____ Warrants for Shares of Common Stock of World Diagnostics, Inc. on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby exchanges for (and any securities or other property issuable upon such exchange) be issued in the name of and delivered to Holder and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)



(Signature of Registered Owner)



(Street Address)



(City)                             (State)      (Zip Code)

      NOTICE:           The signature on this notice must correspond with the
            name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.[To be executed only upon exchange of Warrant]

                                    EXHIBIT C

                                 ASSIGNMENT FORM


                              FOR VALUE RECEIVED the undersigned registered
owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                          No. of Shares of
----------------------------                          --------------

Common Stock






and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer on the books of maintained for the purpose, with full power of substitution in the premises.


Dated:                                                             Print Name:
            ------------------

                                   Signature:

                                    Witness:

      NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT D

                               HOLDBACK AGREEMENT

                                             , 2000

World Diagnostics, Inc.
15271 NW 60th Avenue,
Miami Lakes, Florida 33014

                        Re: Holdback Agreement (this "Agreement")
                            -------------------------------------

Gentlemen:

         The undersigned hereby agrees and acknowledges, for the benefit of World Diagnostics, Inc. (the "Company") and its successors and assigns and the holders of the Company's Common Stock, par value $.001 per share ("Common Stock"), and other securities that:

         1. The undersigned is the record and beneficial owner of (i) shares of Common Stock, and (ii) Warrants (the "Warrants") of the Company dated the date hereof to purchase or otherwise acquire Common Stock, both of which have been issued to the undersigned by the Company for valid consideration pursuant to a Subscription Agreement dated the date hereof by and between the Company and the undersigned.

         2. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Warrants.

         3. Effective upon the date (the "Effective Date") the undersigned exercises its exchange right set forth in Section 2.2 of the Warrants (without any further action on behalf of the Company or the undersigned), during the period commencing on the Effective Date and ending on the date which is eighteen
(18) months from the Effective Date (the "Termination Date"):

                  (a) the undersigned shall not sell, transfer, encumber, pledge or otherwise dispose of any Common Stock or Exchange Shares; and

                   (b) neither the undersigned,  any of its affiliates,  nor any person acting on its or their behalf, shall, directly or indirectly, at any time prior to the Termination Date:

                         (i) enter into any put option, short position or engage
                        in any trading activities, hedging transactions or other activities with respect to the Common Stock or other of the Company's securities that could reasonably be expected to influence the market price of the Common Stock or such other securities; or

                         (ii) sell the Common Stock or the Exchange  Shares in a
                        transaction that is effected at a price which is lower than the quoted bid price of the Common Stock at the time of sale.

      4. Following the Termination Date, neither the undersigned, any of its affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, sell, during a calendar month within the first four months after the Termination Date, a number of shares of Common Stock which is greater than twenty five percent (25%) of, in the aggregate, the number of shares of Common Stock and Exchange Shares acquired by the undersigned pursuant to the Subscription Agreement and Warrants, in both cases as such number of shares of Common Stock and Exchange shares may be adjusted pursuant to the terms of the subscription Agreement and Warrants.

      5. Notwithstanding anything to the contrary herein, the restrictions set forth in this Agreement shall terminate in their entirety, and shall be of no force or effect, if the Company shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business, whether by sale, consolidation or merger with or into another entity (where the Company or its affiliate is not the surviving corporation) or otherwise.

      6. The undersigned recognizes and acknowledges that Company has entered into the Subscription Agreement and issued the Warrants to the undersigned in consideration of the undersigned's entering into this Agreement; that the Company is a new development stage technology Company in need of a stable market for its Common Stock; and that the Common Stock is subject to volatility. Accordingly, in the event of a breach or default by one or more of the parties hereto of the terms and conditions of this Agreement, the damages to the Company may be impossible to ascertain and it will not have an adequate remedy at law. In the event of any such breach or default in the performance of the terms and provisions of this Agreement, any party aggrieved thereby shall be entitled to institute and prosecute proceedings, either at law or in equity, to enforce the specific performance of the terms and provisions of this Agreement, to enjoin further violations of the terms and provisions of this Agreement and/or to obtain damages. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law.

      7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law doctrine of such state. All actions against the parties to this Agreement arising under or relating to this Agreement shall be brought exclusively in the appropriate federal court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party as set forth in the Subscription.

      8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and if the undersigned is an individual, to his or her heirs and legal representatives.

      9. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceablity of the other provisions hereof, all of which provisions are hereby declared severable, and this letter agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

      10. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

      11. This Agreement is being delivered to you in triplicate. If this Agreement accurately reflects our understanding, please sign all copies of this Agreement in the space provided below, and return one fully executed Agreement to my attention upon acceptance of my subscription pursuant to the Subscription Agreement, whereupon this Agreement shall become a legal obligation. This Agreement may be executed in counterparts, each of which shall constitute an integral part of one and the same original Agreement.


                                Sincerely yours,


                              By: ___________________
                                      Name:


Acknowledged and Agreed:

World Diagnostics, Inc.


By: ___________________________
    Name:
       Title: